Exhibit 99.1

       Equinix Reports Fourth Quarter and Year End 2003 Results

    FOSTER CITY, Calif.--(BUSINESS WIRE)--Feb. 4, 2004--Equinix, Inc. (Nasdaq:EQIX)

    --  Increased fourth quarter recurring revenues by 11% over previous quarter and annual recurring revenues by 68% over
        2002

    -- Added 73 new customers in the fourth quarter including Bank of Scotland International, The Clearing Corporation,
        Encyclopaedia Britannica, Goldman Sachs, Royal Bank of Canada, Ticketmaster and Travelweb. Ended the quarter with over 700 customers

    -- Raised over $110 million in common stock offering and reduced cash-pay debt to below cash balance levels

    Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly and year end results for the period ended December 31, 2003.
    Revenues were $33.2 million for the fourth quarter and $117.9 million for the year ended December 31, 2003, representing a 7% increase over the previous quarter, and a 53% increase over 2002 revenues. Recurring revenues, consisting of colocation, interconnection and managed services, were $31.5 million for the fourth quarter and $109.9 million for the year ended December 31, 2003, an 11% increase over the previous quarter and a 68% increase over the year ended December 31, 2002.
    Non-recurring revenues for the fourth quarter were $1.7 million, consisting primarily of professional services and installation fees. Non-recurring revenues for the year ended December 31, 2003 were $8.0 million, consisting of $6.2 million of professional services and installation fees, and $1.8 million of customer settlements. Annual non-recurring revenues for professional services and installation fees increased 53% year over year.
    Net loss for the fourth quarter was $17.7 million, or a basic and diluted net loss per share of $1.49. Net loss for the year ended December 31, 2003 was $84.2 million, or a net loss per share of $8.76.
    Cash net income, defined as net income or loss less depreciation, amortization, accretion, stock-based compensation and non-cash interest expenses, for the quarter was $1.0 million. Cash net loss for the year ended December 31, 2003 was $8.3 million.
    EBITDA, defined as loss from operations less depreciation, amortization, and accretion and stock-based compensation expense for the fourth quarter was $3.1 million and $1.7 million for the year ended December 31, 2003.
    Cash generated from operations for the quarter was $3.1 million versus $1.9 million generated in the third quarter and cash used in operations for the year ended December 31, 2003 was $17.3 million versus $27.5 million used in operations for the year ended December 31, 2002. Capital expenditures for the fourth quarter were $4.9 million and $7.8 million for the year ended December 31, 2003.
    As of December 31, 2003, the company's cash balance was $73.0 million.
    Equinix added 73 new customers in the fourth quarter and 291 customers for the calendar year 2003. Customers added in the fourth quarter included AWS Convergence Technologies (The Weatherbug(TM)), Bank of Scotland International, The Clearing Corporation, Citysearch, Encyclopaedia Britannica, Goldman Sachs, Matsushita Electric Corporation of America, Royal Bank of Canada, Ticketmaster and Travelweb. The company received additional orders in the quarter from greater than 47% of its existing US customers including Amazon.com, Electronic Arts, IBM and the U.S. Government. The company ended the quarter with more than 700 customers.
    "2003 was a breakthrough year for Equinix, achieving exceptional results as we build this company towards market leadership," said Peter Van Camp, CEO of Equinix. "Our network-neutral model and interconnection services remain key differentiators in a market that is undergoing significant changes. We expect this strategic advantage to continue to make us a growth leader in our industry in 2004."

    Recent Company Developments

    -- U.S. interconnection services revenue increased by 12% over third quarter 2003 and grew to 23% of total U.S. recurring revenues for the quarter while total interconnection service revenue represented 20% of total recurring revenues. Customer cross-connects grew to 6,713, a 12% increase over the prior quarter and a 98% increase over same quarter last year. Ports on the Equinix GigE Exchange were reported at 267, a 12% increase over the third quarter 2003, and a 77% increase over the same quarter last year.

    -- Equinix completed a common stock offering of 5.525 million shares on November 18, 2003, priced at $20.00 per share. The transaction resulted in gross proceeds to Equinix of $110 million.

    -- Following its common stock offering, Equinix prepaid $55.2 million, or approximately 60% of its remaining credit facility. As of December 31, 2003, the outstanding balance on the credit facility was $34.3 million. The paydown reduces Equinix's total debt level that requires cash interest payments to approximately $68.3 million, which primarily includes the remaining credit facility and our 13% senior notes. This reduced debt level results in a reduction of annual cash interest to approximately $7.0 million in 2004.

    -- Equinix closed an agreement to sublease Sprint's E/Solutions Internet Center in Santa Clara and acquire certain related assets. The 160,000 square foot data center represents Equinix's 14th Internet Business Exchange(TM) (IBX(R)) center, expanding Equinix's global footprint to over 1.2 million square feet in five countries.

    Business Outlook

    For the first quarter 2004, the company expects revenue to be in the range of $35.0 to $36.0 million. EBITDA for the quarter is expected to be between $4.0 and $5.0 million. Capital expenditures in the quarter will be approximately $5.0 million, including capital required for improvements to the newly acquired Sprint Santa Clara center and capital to complete our significant customer deployment in Singapore.
    For 2004, revenues are expected to be in the range of $154.0 to $162.0 million. Cash gross margins are expected to be in the range of 45-50%. EBITDA for the year is expected to be between $30.0 and $35.0 million. Capital expenditures for 2004 are expected to be in the range of $10.0 to $15.0 million.
    The company will discuss its results and guidance on its quarterly conference call on Wednesday, February 4, 2004, at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). To hear the conference call, please dial 1-484-630-5144 (domestic and international) at 5:20 p.m. (ET) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations - GAAP Presentation. This information is also available on our Web Site under the Investor Relations heading.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's 14 Internet Business Exchange(TM) (IBX(R)) centers in five countries, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in the recently-acquired Sprint center; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense and cash net income (loss) to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash items that it believes are not good indicators of the company's current or future operating performance. These non-cash items are depreciation, amortization, accretion, stock-based compensation, non-cash interest, and, with respect to 2002 results, restructuring charges and gains on extinguishment of debt (there were no such charges or gains in 2003). Equinix excludes these non-cash items in order for Equinix's lenders, investors, and industry analysts who review and report on the company, to better evaluate the company's operating performance and cash spending levels relative to its industry sector and competitor base.
    Equinix excludes depreciation expense as these non-cash charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the company's current or future operating performance. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock options that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Lastly, with respect to its 2002 results, Equinix excludes restructuring charges, primarily related to an operating lease for certain unimproved property. Management believes such restructuring charges were unique costs that are not expected to recur, and consequently, does not consider these restructuring costs as a normal component of expenses related to current and ongoing operations.
    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
    Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and twelve months ended December 31, 2003 and 2002, presented within this press release.


                             EQUINIX, INC.
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
                (in thousands, except per share detail)

                               Three Months Ended  Twelve Months Ended
                               Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                                 2003      2002      2003      2002
                               --------- --------- --------- ---------
                                             (unaudited)

Revenues                      $ 33,154  $ 18,803   $117,942  $ 77,188

Cost of revenues                32,554    25,474    128,121   104,073
                              --------- ---------  --------- ---------
    Gross profit (loss)            600    (6,671)   (10,179)  (26,885)
                              --------- ---------  --------- ---------

Operating expenses:
 Sales and marketing             5,273     3,079     19,483    15,247
 General and administrative      7,943     7,924     34,293    30,659
 Restructuring charges               -       (75)         -    28,885
                              --------- ---------  --------- ---------
    Total operating
     expenses                   13,216    10,928     53,776    74,791
                              --------- ---------  --------- ---------

Loss from operations           (12,616)  (17,599)   (63,955) (101,676)
                              --------- ---------  --------- ---------

Interest and other income
 (expense):
 Interest income                   114        37        296       998
 Interest expense and other     (5,195)   (8,687)   (20,512)  (35,098)
 Gain on debt extinguishments        -    86,970          -   114,158
                              --------- ---------  --------- ---------
    Total interest and
     other, net                 (5,081)   78,320    (20,216)   80,058
                              --------- ---------  --------- ---------

Net income (loss)             $(17,697) $ 60,721   $(84,171) $(21,618)
                              ========= =========  ========= =========

Basic net income (loss) per
 share                        $  (1.49) $  19.14   $  (8.76) $  (7.23)
                              ========= =========  ========= =========

Diluted net income (loss) per
 share                        $  (1.49) $  18.12   $  (8.76) $  (7.23)
                              ========= =========  ========= =========

Shares used in computing basic
 net income (loss) per share    11,905     3,173      9,604     2,990
                              ========= =========  ========= =========
Shares used in computing
 diluted net income (loss)
 per share                      11,905     3,351      9,604     2,990
                              ========= =========  ========= =========



                             EQUINIX, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        - NON-GAAP PRESENTATION
                            (in thousands)

                              Three Months Ended   Twelve Months Ended
                               Dec. 31,  Dec. 31,   Dec. 31,  Dec. 31,
                                 2003      2002      2003       2002
                              --------- ---------  --------- ---------
                                             (unaudited)

Revenues                      $ 33,154  $ 18,803   $117,942  $ 77,188

Cash cost of revenues(1)        19,001    12,644     73,176    55,959
                              --------- ---------  --------- ---------
    Cash gross profit(2)        14,153     6,159     44,766    21,229
                              --------- ---------  --------- ---------
Cash operating expenses(3):
 Cash sales and marketing
  expenses(4)                    4,691     2,929     17,096    14,295
 Cash general and
  administrative expenses(5)     6,359     5,083     25,972    18,765
                              --------- ---------  --------- ---------
    Total cash operating
     expenses                   11,050     8,012     43,068    33,060
                              --------- ---------  --------- ---------

EBITDA (6)                       3,103    (1,853)     1,698   (11,831)
                              --------- ---------  --------- ---------

Restructuring charges                -       (75)         -    28,885
                              --------- ---------  --------- ---------
EBITDA after restructuring
 charges                         3,103    (1,778)     1,698   (40,716)

Cash interest and other
 income (expense)(7):
  Interest income                  114        37        296       998
  Cash interest expense and
   other(8)                     (2,173)   (7,762)   (10,245)  (30,919)
                              --------- ---------  --------- ---------
    Total cash interest and
     other, net                 (2,059)   (7,725)   (9,949)   (29,921)
                              --------- ---------  --------- ---------

Cash net income (loss)(9)     $  1,044  $ (9,503)  $ (8,251) $(70,637)
                              ========= =========  ========= =========

Cash gross margins(10)              43%       33%        38%       28%
                              ========= =========  ========= =========

------------------------------

(1) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of revenues          $ 32,554  $ 25,474   $128,121  $104,073
    Depreciation, amortization
     and accretion expense     (13,543)  (12,780)   (54,886)  (47,848)
    Stock-based compensation
     expense                       (10)      (50)       (59)     (266)
                              --------- ---------  --------- ---------
        Cash cost of revenues $ 19,001  $ 12,644   $ 73,176  $ 55,959
                              ========= =========  ========= =========

(2) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(3) We define cash operating expenses as operating expenses less depreciation, amortization, accretion, stock-based compensation and restructuring charges. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(4) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization, accretion and stock-based compensation as presented below:

    Sales and marketing
     expenses                 $  5,273  $ 3,079    $ 19,483  $ 15,247
    Depreciation and
     amortization expense         (531)       -      (2,093)        -
    Stock-based compensation
     expense                       (51)     (150)      (294)     (952)
                              --------- ---------  --------- ---------
        Cash sales and
         marketing expenses   $  4,691  $  2,929   $ 17,096  $ 14,295
                              ========= =========  ========= =========

(5) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization, accretion and stock-based compensation as presented below:

    General and administrative
     expenses                 $  7,943  $  7,924   $ 34,293  $ 30,659
    Depreciation and
     amortization expense         (900)   (1,803)    (5,769)   (6,234)
    Stock-based compensation
     expense                      (684)   (1,038)    (2,552)   (5,660)
                              --------- ---------  --------- ---------
        Cash general and
         administrative
         expenses             $  6,359  $  5,083   $ 25,972  $ 18,765
                              ========= =========  ========= =========

(6) We define EBITDA as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Loss from operations      $(12,616) $(17,599) $(63,955) $(101,676)
    Depreciation,
     amortization and
     accretion expense          14,974    14,583     62,748    54,082
    Stock-based compensation
     expense                       745     1,238      2,905     6,878
    Restructuring charges            -       (75)         -    28,885
                              --------- ---------  --------- ---------
        EBITDA                $  3,103  $ (1,853)  $  1,698  $(11,831)
                              ========= =========  ========= =========

(7) We define cash interest and other income (expense) as interest expense less interest income less non-cash interest expense less gains on debt extinguishment. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes.

(8) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

    Interest expense
     and other                $ (5,195) $ (8,687)  $(20,512) $(35,098)
    Amortization of debt
     discounts and debt
     issuance costs              1,653       925      5,574     4,179
    Non-cash interest on
     convertible secured
     notes                       1,369         -      4,693         -
                              --------- ---------  --------- ---------
        Non-cash interest
         expense                 3,022       925     10,267     4,179
                              --------- ---------  --------- ---------
        Cash interest
         expense and other    $ (2,173) $ (7,762)  $(10,245) $(30,919)
                              ========= =========  ========= =========

(9) We define cash net income (loss) as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, non-cash interest expense and gains on debt extinguishment as presented below:

    Net income (loss)         $(17,697) $ 60,721   $(84,171) $(21,618)
    Depreciation,
     amortization and
     accretion expense          14,974    14,583     62,748    54,082
    Stock-based compensation
     expense                       745     1,238      2,905     6,878
    Non-cash interest expense
     (defined above)             3,022       925     10,267     4,179
    Gains on debt
     extinguishment                  -   (86,970)         -  (114,158)
                              --------- ---------  --------- ---------
        Cash net income
         (loss)               $  1,044  $ (9,503)  $ (8,251) $(70,637)
                              ========= =========  ========= =========

(10) We define cash gross margins as cash cost of revenues divided by revenues.



                             EQUINIX, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                             December 31, December 31,
                                                  2003         2002
                                             ------------ ------------
                                                    (unaudited)

    Assets

Cash, cash equivalents and short-term
 investments                                    $ 72,971     $ 41,216
Restricted cash                                    1,835        4,407
Accounts receivable, net                          10,178        9,152
Property and equipment, net                      343,554      390,048
Intangible assets, net                            23,509       24,981
Other assets                                      12,485       22,199
                                             ------------ ------------
      Total assets                              $464,532     $492,003
                                             ============ ============

    Liabilities and Stockholders' Equity

Accounts payable                                $  3,833     $  7,243
Accrued expenses                                  14,219       13,104
Accrued restructuring charges                        828       11,528
Accrued interest payable                           1,114        2,311
Debt facilities and capital lease obligations      3,412        9,224
Credit facility                                   34,281       91,510
Senior notes                                      29,220       28,908
Convertible secured notes                         31,683       25,354
Deferred rent                                     20,283       13,420
Other liabilities                                  5,582        5,207
                                             ------------ ------------
      Total liabilities                          144,455      207,809
                                             ------------ ------------

Preferred stock                                        2            2
Common stock                                          15            8
Additional paid-in capital                       755,698      638,065
Deferred stock-based compensation                 (1,032)      (2,865)
Accumulated other comprehensive income             1,198          617
Accumulated deficit                             (435,804)    (351,633)
                                             ------------ ------------
      Total stockholders' equity                 320,077      284,194
                                             ------------ ------------

      Total liabilities and stockholders'
       equity                                   $464,532     $492,003
                                             ============ ============



                             EQUINIX, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                               Twelve Months Ended
                                             December 31, December 31,
                                                 2003        2002
                                             ------------ ------------
                                                    (unaudited)

Cash flows from operating activities:
 Net loss                                        $(84,171)   $(21,618)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation, amortization and accretion        62,748      54,082
   Amortization of stock-based compensation         2,905       6,878
   Gain on debt extinguishment                          -    (114,158)
   Restructuring charges                                -      28,885
   Non-cash interest expense                       10,267       4,179
   Other reconciling items                          3,246       4,138
   Changes in operating assets and
    liabilities:
      Accounts receivable                            (548)     (2,511)
      Accounts payable and accrued expenses        (6,567)     11,126
      Accrued restructuring charges               (11,350)     (9,279)
      Other assets and liabilities                  6,204      10,769
                                              ------------ -----------
          Net cash used in operating
           activities                             (17,266)    (27,509)
                                              ------------ -----------
Cash flows from investing activities:
 Purchases of property and equipment               (7,750)     (6,508)
 Additions to accrued property and equipment        2,454           -
 Other investing activities                         2,215      (1,020)
                                              ------------ -----------
          Net cash used in investing
           activities                              (3,081)     (7,528)
                                              ------------ -----------
Cash flows from financing activities:
 Proceeds from secondary offering                 104,443           -
 Acquisition of cash from i-STT and Pihana,
  less acquisition costs                                -      29,180
 Proceeds from convertible secured notes           10,000      30,000
 Repayment of debt facilities and capital
  lease obligations                                (6,074)     (6,118)
 Repayment of credit facility                     (57,229)    (13,490)
 Repayment of senior notes and debt
  extinguishment costs                                  -     (21,291)
 Other financing activities                         1,148      (1,357)
                                              ------------ -----------
          Net cash provided by financing
           activities                              52,288      16,924
                                              ------------ -----------
Effect of foreign currency exchange rates on
 cash and cash equivalents                           (186)        498
                                              ------------ -----------
Net increase (decrease) in cash, cash
 equivalents and short-term investments            31,755     (17,615)
Cash, cash equivalents and short-term
 investments at beginning of period                41,216      58,831
                                              ------------ -----------
Cash, cash equivalents and short-term
 investments at end of period                    $ 72,971    $ 41,216
                                              ============ ===========


    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com
                     or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com